Exhibit 99.3

American Home Bank, N.A.

Consolidated Balance Sheets

September 30, 2008 and December 31, 2007

(Unaudited)

(Dollars in thousands)

	September 30, 2008	December 31, 2007
Assets

Cash and due from banks	$3,509	$5,702
Short-term investments	3,054	8,633
Cash and Cash Equivalents	6,563	14,335

Investment securities available for sale	14,456	7,508
Restricted investment in bank stocks	2,843	3,446
Mortgage loans held for sale	73,307	99,034
Loans receivable, net of allowance for loan losses 2008 $1,316; 2007 $1,249	115,776	120,968
Due from mortgage investors	10,424	8,948
Bank owned life insurance	1,385	1,330
Bank premises and equipment, net	2,031	2,231
Mortgage servicing rights, net	654	718
Goodwill and other intangibles	1,353	1,357
Accrued interest receivable	960	942
Other assets	5,899	5,541
Total Assets	$235,651	$266,358

Liabilities and Shareholders’ Equity

Liabilities
Deposits:
Demand, non-interest bearing	$9,532	$8,587
Interest-bearing	168,039	169,771
Total Deposits	177,571	178,358

Short-term borrowings	2,000	36,250
FHLB long-term borrowings	35,300	30,500
Accrued interest payable	393	605
Other liabilities	2,069	2,284
Total Liabilities	217,333	247,997

Minority interests	1,390	1,396

Shareholders’ Equity
Controlling interests:
Common stock, par value $1.00 per share; authorized 4,000,000 shares; issued and outstanding 2008 and 2007 1,675,596 shares	1,676	1,676
Surplus	16,187	16,135
Accumulated deficit	(817)	(884)
Accumulated other comprehensive income (loss)	(57)	39
Treasury stock, 2008 5,500 shares; 2007 0 shares, at cost	(61)	—
Total Shareholders’ Equity	16,928	16,966

Total Liabilities and Shareholders’ Equity	$235,651	$266,358

See notes to consolidated financial statements.

American Home Bank, N.A.

Consolidated Statements of Operations

Nine Months Ended September 30, 2008 and 2007

(Unaudited)

(Dollars in thousands)

	September 30,
	2008	2007
Interest Income
Loans, including fees	$6,363	$5,464
Mortgage loans held for sale	3,957	1,736
Securities, taxable	519	901
Short-term investments	288	540
Total Interest Income	11,127	8,641

Interest Expense
Deposits	6,097	5,453
Short-term borrowings	178	168
Long-term debt	1,009	351
Total Interest Expense	7,284	5,972

Net Interest Income	3,843	2,669

Provision for Loan Losses	320	60

Net Interest Income after Provision for Loan Losses	3,523	2,609

Other Income
Net revenue from sales and brokering of loans	14,112	12,376
Servicing and other fees	3,097	1,672
Gain on sale of securities	—	65
Other	55	34
Total Other Income	17,264	14,147

Other Expenses
Salaries and employee benefits	12,767	9,944
Occupancy	1,813	1,563
Furniture and equipment	509	482
Advertising, marketing and business development	1,076	703
Data processing	533	589
Professional services	932	770
Telephone and communications	373	251
Office supplies and postage	387	353
Outside services	469	242
Other	1,097	961
Minority interests	764	954
Total Other Expenses	20,720	16,812

Net Income (Loss)	$67	$(56)

See notes to consolidated financial statements.

American Home Bank, N.A.

Consolidated Statements of Cash Flow

Nine Months Ended September 30, 2008 and 2007

(Unaudited)

(Dollars in thousands)

	September 30,
	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$67	$(56)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Minority Interest	764	954
Provision for loan losses	320	60
Provision for depreciation and amortization	468	477
Stock Option Expense	52	40
Deferred income tax benefit	—	(16)
Net gain on sale of securities	—	(65)
Loss on Sale of Foreclosed Assets	4	—
Gain on termination of joint venture	(73)	—
Proceeds from sale of loans	795,396	358,158
Net realized and unrealized gains on sales of loans and derivatives	(13,715)	(11,232)
Loans originated for sale	(755,948)	(350,400)
Earnings on investment in life insurance	(55)	(39)
Net Amortization of deferred (costs) fees	(117)	196
(Increase) decrease in assets:
Accrued interest receivable	(18)	(178)
Mortgage servicing rights	64	(185)
Due from mortgage investors	(1,476)	(5,787)
Other assets	445	(1,157)
Increase (decrease) in liabilities:
Accrued interest payable	(211)	93
Other liabilities	(216)	129
Net Cash Provided by (Used in) Operating Activities	25,751	(9,008)

CASH FLOWS FROM INVESTING ACTIVITIES
Activity in available for sale securities:
Purchases	(9,468)	(20,508)
Maturities, calls and principal repayments	2,431	1,406
Net (increase) decrease in loans receivable	4,034	(4,091)
Decrease in restricted investment in bank stock	603	(715)
Purchases of bank premises and equipment	(265)	(562)
Proceeds from termination of joint venture	220	—
Proceeds from sale of foreclosed assets	148	—
Proceeds from sale of mortgage servicing rights	—	662
Net Cash Provided by (Used in) Investing Activities	(2,297)	(23,808)

CASH FLOWS FROM FINANCING ACTIVITIES
Net increase (decrease) in deposits	(788)	17,344
Net increase in securities sold under agreements to repurchase and federal funds purchased	—	—
Net decrease in short-term borrowings	(34,250)	—
Proceeds from long-term debt	6,300	25,000
Repayment of long-term debt	(1,500)	(5,000)
Cash paid to minority owners	(990)	(1,258)
Cash invested by minority owners	—	403
Net Cash Provided by Financing Activities	(31,228)	36,489

Increase (Decrease) in Cash and Cash Equivalents	(7,772)	3,673

CASH AND CASH EQUIVALENTS - BEGINNING	14,335	19,674
CASH AND CASH EQUIVALENTS - ENDING	$6,563	$23,347

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Interest Paid	$7,495	$5,879

See notes to consolidated financial statements.

American Home Bank, N.A.

Consolidated Statements of Shareholders’ Equity

Nine Months Ended September 30, 2008 and 2007

(Unaudited)

(Dollars in thousands)

				Accumulated
				Other		Controlling
	Common		Accumulated	Comprehensive	Treasury	Interests
	Stock	Surplus	Deficit	Income(Loss)	Stock	Total
Balance - December 31, 2006 - As Restated	$1,674	$16,061	$(1,139)	$53	$—	$16,649

Adjustment for adoption of SFAS 156 - Accounting for Servicing of Financial Assets, net of taxes of $2,326			5			5

Adjustment for adoption of SFAS 159 - Fair Value Option, net of taxes of $285,954			555			555

Balance - January 1, 2007	1,674	16,061	(579)	53	—	17,208

Stock option expense		40				40

Comprehensive loss:
Net loss			(56)			(56)
Unrealized loss on securities available for sale, net of taxes of $13,186				26		26

Total Comprehensive loss						(30)

Balance - September 30, 2007	$1,674	$16,101	$(635)	$78	$—	$17,218

Balance - December 31, 2007	$1,676	$16,135	$(885)	$39	$—	$16,966

Stock option expense		52				52

Comprehensive loss:
Net income			67			67
Unrealized loss on securities available for sale, net of taxes of $61,927				(96)		(96)

Total Comprehensive loss						(29)

Acquisition of treasury stock					(61)	(61)

Balance - September 30, 2008	$1,676	$16,187	$(817)	$(57)	$(61)	$16,928

See notes to consolidated financial statements.

American Home Bank, N.A.

Notes to Consolidated Financial Statements

September 30, 2008

(Unaudited)

Note 1 - Summary of Significant Accounting Policies

The accounting policies discussed below are followed consistently by American Home Bank, N.A.  These policies are in accordance with accounting principles generally accepted in the United States of America and conform to common practices in the mortgage banking industry.

Principles of Consolidation

The consolidated financial statements include the accounts of American Home Bank, N.A. (the Bank) and its wholly-owned subsidiary, American Construction Mortgage, Inc.  The consolidated statements also include majority-owned or controlled subsidiary corporations and affiliated business arrangements.  The Bank operates Affiliated Business Arrangements (“AFBAs”) for mortgage originations for builder and realtor partners.  The AFBAs are limited liability companies jointly owned by the Bank and the builder or realtor partner.  The operations of the AFBAs are consolidated in the financial statements of the Bank.  The minority ownership of the AFBA partners are shown as minority interest on the consolidated financial statements.  All intercompany accounts and transactions are eliminated in the consolidation.

Basis of Presentation

The accompanying unaudited consolidated financial statements of the Bank have been prepared in accordance with accounting principles generally accepted in the United States of America and Article 10 of Regulation S-X.  Accordingly, they do not include all of the information and footnotes necessary for a complete presentation of consolidated financial position, results of operations, and cash flows in conformity with generally accepted accounting principles.  In the opinion of management, all adjustments, consisting of normal recurring accruals, considered necessary for a fair presentation, and so such financial statements are not misleading, have been included.

The unaudited consolidated financial statements should be read in conjunction with the Bank’s audited consolidated financial statements for the years ended December 31, 2007, 2006, and 2005.

Operating results for the nine months ended September 30, 2008 are not necessarily indicative of the results that may be expected for the year ending December 31, 2008.

Nature of Operations

The Bank is a national bank, regulated by the Office of the Comptroller of the Currency, which commenced operations on August 6, 2001.

The Bank operates primarily as a mortgage bank serving the central Pennsylvania, Maryland, Virginia, Delaware and New Jersey markets with an emphasis on residential construction, permanent mortgage lending and the sale of such loans in the secondary market.  Its subsidiary corporations and joint ventures operate primarily in the same markets as mortgage brokers.

Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.  Material estimates that are particularly susceptible to significant change in the near term relate to the valuation of mortgage servicing rights, allowance for loan losses, potential impairment of intangible assets and investment securities, valuation of loans held for sale and commitments on such loans, as well as related forward sales agreements, and the valuation allowance for deferred tax assets.

Off-Balance Sheet Financial Instruments

In the ordinary course of business, the Bank has entered into off-balance sheet financial instruments consisting of commitments to extend credit.  Such financial instruments are recorded on the balance sheet when they are funded.

Note 2 — New Accounting Standards

FASB Statement No. 162

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles.”  This Statement identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements.  This Statement is effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board amendments to AU Section 411, “The Meaning of Present Fairly in Conformity with Generally Accepted Accounting Principles.”  The Bank is currently evaluating the potential impact the new pronouncement will have on its consolidated financial statements.

FSP FAS 142-3

In April 2008, the FASB issued FASB Staff Position (“FSP”) FAS 142-3, “Determination of the Useful Life of Intangible Assets.”  This FSP amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under FASB Statement No. 142, “Goodwill and Other Intangible Assets” (“SFAS 142”).  The intent of this FSP is to improve the consistency between the useful life of a recognized intangible asset under SFAS 142 and the period of expected cash flows used to measure the fair value of the asset under SFAS 141R, and other GAAP.  This FSP is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. Early adoption is prohibited.  The Bank is currently evaluating the potential impact the new pronouncement will have on its consolidated financial statements.

FSP EITF 03-6-1

In June 2008, the FASB issued FASB Staff Position (FSP) EITF 03-6-1, “Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities.”  This FSP clarifies that all outstanding unvested share-based payment awards that contain rights to nonforfeitable dividends participate in undistributed earnings with common shareholders.  Awards of this nature are considered participating securities and the two-class method of computing basic and diluted earnings per share must be applied.  This FSP is effective for fiscal years beginning after December 15, 2008.  The Bank is currently evaluating the potential impact the new pronouncement will have on its consolidated financial statements.

Note 3 — Comprehensive Income (Loss)

Accounting principles generally accepted in the United States of America require that recognized revenue, expenses, gains, and losses be included in net income.  Changes in certain assets and liabilities, such as unrealized gains and losses on available for sale securities, are reported as a separate component of the equity section of the balance sheet.  Such items, along with net income, are components of comprehensive income.  Accumulated other comprehensive income (loss), which represents a component of shareholders’ equity, represents the net unrealized gain (loss) on securities available for sale, net of taxes.

The components of accumulated other comprehensive income (loss) and related tax effects as of June 30 are as follows:

	Sept. 30,	Dec. 31,
	2008	2007
Unrealized gains (losses) on securities available for sale	$(86,062)	$59,579
Tax (expense) benefit	29,261	(20,257)
Accumulated other comprehensive income (loss)	$(56,801)	$39,322

Note 4 - Fair Value of Financial Instruments

On January 1, 2007, the Bank adopted FASB Statement No. 157, “Fair Value Measurements.”  SFAS No. 157 establishes a hierarchal disclosure framework associated with the level of pricing observability utilized in measuring assets and liabilities at fair value.  The three broad levels defined by the SFAS No. 157 hierarchy are as follows:

Level I - Quoted prices are available in active markets for identical assets or liabilities as of the reported date.

Level II - Pricing inputs are other than quoted prices in active markets, which are either directly or indirectly observable as of the reported date.  The nature of these assets and liabilities include items for which quoted prices are available but traded less frequently, and items that are fair valued using other financial instruments, the parameters of which can be directly observed.

Level III - Assets and liabilities that have little to no pricing observability as of the reported date.  These items do not have two-way markets and are measured using management’s best estimate of fair value, where the inputs into the determination of fair value require significant management judgment or estimation.

The following table summarizes the valuation of assets and liabilities measured at fair value on a recurring basis, by the above SFAS No. 157 pricing observability levels as of September 30, 2008.

Description	Total	Level I	Level II	Level III

Assets
Investment securities available for sale	$14,456,439	$—	$14,456,439	$—
Mortgage loans held for sale	73,306,740	—	73,306,740	—
Mortgage servicing rights	653,831	—	—	653,831
Interest rate lock commitments	658,804	—	—	658,804
Mandatory forward sales commitments	196,758	—	196,758	—

Liabilities

Best efforts forward sales commitments	71,608	—	—	71,608

The aggregate unpaid principal balance of mortgage loans held for sale is $70,295,122 at September 30, 2008.

Activity in fair value measurements using significant unobservable inputs (Level III) is as follows for the nine months ended September 30, 2008:

	Mortgage	Interest Rate	Best Efforts
	Servicing	Lock	Forward Sales
	Rights	Commitments	Commitments
Balance - Beginning	$718,275	$1,136,055	$(36,116)

Capitalization of originated mortgage servicing rights	66,335	—	—
Net realized/unrealized gain (loss)	(130,779)	(477,251)	107,724

Balance - Ending	$653,831	$658,804	$71,608

Note 5 - Stock Grants, Warrants and Stock Option Plans

The Bank issued stock purchase warrants in connection with its initial public offering, giving certain organizers the right to purchase a total of 212,000 shares of common stock at the initial offering price of $10 per share.  These warrants were granted in consideration of the risks undertaken by the organizers, are exercisable in full and will expire July 2011.

At the election of non-employee directors, remuneration for meetings attended may be paid in common stock or cash.  As of September 30, 2008 and 2007, respectively, no shares were issued to directors in lieu of cash.  It is the policy of the Bank to issue shares after the final Board of Directors meeting for the year.  At September 30, 2008 and 2007, the Bank has recognized $23,700 and $16,316, of expense relating to non-employee director remuneration.

Under the 2001 Stock Option Incentive Plan (the Plan), employees, directors, consultants and advisors are eligible to receive options to purchase shares of common stock at the fair market value on the date the option is granted.  Shares that may be issued under the Stock Option Plan shall not exceed in the aggregate 260,000 shares.  Unless otherwise authorized by the Board of Directors, each grant shall vest over a three-year period and will expire no later than ten years from the date of the grant.

Information regarding the Company’s stock option plan as of September 30, 2008 is as follows:

	Shares	Weighted Average Price	Weighted Average Remaining Life

Options outstanding, beginning of year	205,500	$11.50	5.87
Options granted	5,500	11.00	1.50
Options forfeited	(1,000)	12.50	5.21

Options outstanding, September 30, 2008	210,000	$11.48	5.10

Options exercisable, September 30, 2008	173,829	$11.23	4.63

Option price range, September 30, 2008	$10.00-$13.00

As of September 30, 2008, there was $121,205 of total unrecognized compensation cost related to non-vested options granted under the plan.  This cost is expected to be recognized over a weighted average period of 1.6 years.

Information regarding the Company’s stock option plan as of December 31, 2007 is as follows:

	Shares	Weighted Average Price	Weighted Average Remaining Life

Options outstanding, beginning of year	175,500	$11.24	6.05
Options granted	33,000	13.00	9.54
Options forfeited	(3,000)	12.83	8.19

Options outstanding, end of year	205,500	$11.50	5.87

Options exercisable, end of year	155,164	$11.01	4.91

Option price range at end of year	$10.00-$13.00

As of December 31, 2007, there was $173,102 of total unrecognized compensation cost related to non-vested options granted under the plan.  This cost is expected to be recognized over a weighted average period of 2.3 years.

No options were exercised during the nine month periods ending September 30, 2008 or 2007, or the year ended December 31, 2007.  The aggregate intrinsic value of the stock has been minimal.

Note 6 – Business Combination

On September 18, 2008, the Bank signed a definitive merger agreement with First Chester County Corporation (“First Chester”), the parent of First National Bank of Chester County (“First National”), which is headquartered in West Chester, Pennsylvania, in which First Chester will acquire the Bank.  The cash and stock transaction is valued at approximately $18.2 million, and when completed the Bank will be run as a separate division of First National under the American Home Bank name.  The primary reason for the merger is to pool resources to provide greater products and services to the customers of the combined bank, and to provide business expansion opportunities that either bank would not have independently.  It is anticipated that the transaction will be consummated in the fourth quarter of 2008.

Note 7 – Restatement

The accompanying financial statements for 2006 have been restated to correct errors related to interest income recognition.  The effect of the restatement was to increase the December 31, 2006 accumulated deficit.